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                                                                    Exhibit 99.1


[BAKER BOTTS LLP LOGO]                      ONE SHELL PLAZA         AUSTIN
                                            910 LOUISIANA           DALLAS
                                            HOUSTON,TX              DUBAI
                                            77002-4995              HONG KONG
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                                            www.bakerbotts.         WASHINGTON
                                            com


December 16, 2005

To Each Person Listed on
 the Attached Schedule I

         Re:      CenterPoint Energy Houston Electric, LLC;
                  CenterPoint Energy Transition Bond Company II, LLC Constitutional Issues

Ladies and Gentlemen:

     We have acted as counsel to CenterPoint Energy Transition Bond Company II, LLC, a Delaware limited liability company (the "Issuer"), and CenterPoint Energy Houston Electric, LLC ("CenterPoint"), an operating electric utility incorporated under the laws of the State of Texas, in connection with the purchase by the Issuer on the date hereof of the Transition Property, as defined in the Sale Agreement referred to below, from CenterPoint, the issuance by the Issuer of the Transition Bonds referred to below, and the related transactions described below.

                                 THE TRANSACTION

     On the date hereof, CenterPoint has sold its rights and interests under the Financing Order, which became the Transition Property upon such transfer, to the Issuer under the Transition Property Sale Agreement dated as of December 16, 2005 (the "Sale Agreement"), by and between CenterPoint and the Issuer and the related bill of sale dated as of December 16, 2005. Under the Transition Property Servicing Agreement dated as of December 16, 2005, by and between CenterPoint, in its capacity as Servicer, and the Issuer, CenterPoint has agreed to service the Transition Property. Under the Administration Agreement dated as of December 16, 2005, by and between CenterPoint, in its capacity as Administrator, and the Issuer, CenterPoint has agreed to perform certain administrative services on behalf of the Issuer. On the date hereof, the Issuer has issued its Senior Secured Transition Bonds, Series A (the "Transition Bonds") under an Indenture dated as of December 16, 2005 ("Indenture"), by and between the Issuer, Wilmington Trust Company, as trustee (the "Trustee"), and Deutsche Bank Trust Company Americas, as securities intermediary.

     As used herein, "Transaction Documents" means the above-referenced documents, and "Transaction" means the transactions contemplated by the Transaction Documents. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Sale Agreement.


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                               OPINIONS REQUESTED

     You have requested our opinion as to:

     (a) whether the holders of the Transition Bonds (the "Bondholders") could challenge successfully under the Contract Clause of the United States Constitution (Article I, Section 10; and herein "Federal Contract Clause") or under the Contract Clause of the Texas Constitution (Article I, Section 16; and herein "Texas Contract Clause") the constitutionality of any action by the State of Texas (including the Commission) of a legislative character, including the repeal or amendment of the securitization provisions of the Electric Choice Plan, that a court of competent jurisdiction would determine repeals, amends or violates the Pledge set forth in Section 39.310 of the Texas Electric Choice Plan ("Electric Choice Plan") (codified in the Public Utility Regulatory Act ("PURA"), TEX. UTIL. CODE ANN. Sections 11.001-64.158) in a manner that substantially reduces, alters or impairs the value of the Transition Property or substantially reduces, alters or impairs the Transition Charges, (any such impairment being referred to herein as "an impairment") prior to the time that the Transition Bonds are fully paid and discharged; and

     (b) whether, under the Fifth Amendment to the United States Constitution, which provides in relevant part, "nor shall private property be taken for public use, without just compensation" ("Federal Takings Clause"), or Article I,
Section 17 of the Texas Constitution, which provides that "[n]o person's property shall be taken, damaged, or destroyed for or applied to public use without adequate compensation being made, unless by the consent of such person" ("Texas Takings Clause"), a reviewing court would find a compensable taking if the State takes action of a legislative character that repeals, amends or violates the Pledge or takes other action in contravention of the Pledge that the court concludes (i) permanently appropriates the Transition Property or denies all economically productive use of the Transition Property; or (ii) destroys the Transition Property other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the Transition Property or a substantial property interest of the Bondholders in the Transition Property and deprives the Transition Bondholders of their reasonable expectations arising from their investments in the Transition Bonds (a "taking").

     You have also inquired as to the circumstances under which injunctive relief would be available to address a legislative act which will cause such impairments.


                              FACTS AND ASSUMPTIONS

     In connection with rendering the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Sale Agreement; (ii) the Indenture; (iii) the Registration Statement (including the prospectus and

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prospectus supplement included therein) initially filed with the Securities and
Exchange Commission on September 12, 2005, as amended and as declared effective by the Securities and Exchange Commission with respect to the Transition Bonds ("Registration Statement"); (iv) the Electric Choice Plan; (v) the Financing Order issued by the Texas Public Utility Commission ("Commission") on March 16, 2005 ("Financing Order"), PUC Docket No. 30485; and (vi) such other documents relating to the Transaction as we have deemed necessary or advisable as a basis for such opinions.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, including the Transaction Documents, and the validity and binding effect thereof. We have assumed that any Texas legislation impairing the value of Transition Bonds and Transition Properties would constitute a "substantial" modification of the Electric Choice Plan provisions that provide support for Transition Properties or Transition Bonds.

     We have made no independent investigation of the facts referred to herein, and with respect to such facts have relied, for the purpose of rendering this opinion and except as otherwise stated herein, exclusively on the statements contained and matters provided for in the Transaction Documents, the Registration Statement, and such other documents relating to the Transaction as we deemed advisable, including the factual representations, warranties, and covenants contained therein as made by the respective parties thereto.

     Members of this firm are admitted to the Bar of the State of Texas. We express no opinion herein as to the laws of any jurisdiction other than the laws of the State of Texas and the federal laws of the United States of America to the extent specifically referred to herein.


                          PLEDGE OF THE STATE OF TEXAS

     Section 39.310 of PURA sets forth a pledge ("Pledge") by the State of Texas, "for the benefit and protection of financing parties and the electric utility," in a securitization transaction contemplated by the Electric Choice
Plan:

     Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of transition property, or, except as permitted by Section 39.307, reduce, alter, or impair the



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     transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full.

TEX. UTIL. CODE ANN. Section 39.310 (2005)(1) Section 39.310 also authorizes the Issuer "to include this pledge in any documentation relating to those bonds." Id. We note that the State's pledge is set forth on the Transition Bonds and in the Indenture.


                                    ANALYSIS

     If Texas were to take action of a legislative character, including the repeal or amendment of the securitization provisions of the Electric Choice Plan, that a court would determine violates the Pledge in a manner that substantially reduces, alters or impairs the value of the Transition Property or substantially reduces, alters or impairs the Transition Charges, such action would raise issues under the Contract Clause of the Texas Constitution, the Contract Clause of the United States Constitution, the Takings Clause of the Texas Constitution, and the Takings Clause of the United States Constitution. Such action may be invalidated if it violates any one of those four constitutional provisions. We address each of those provisions in turn.


A.       THE CONTRACT CLAUSES

     The Texas and Federal Constitutions, through their respective Contract Clauses, limit the power of the Texas legislature to enact laws "impairing the obligation of contracts." U.S. CONST. art. I Section 10; TEX. CONST. art. I
Section 16. The Texas Supreme Court has authoritatively interpreted the Texas Contract Clause to prohibit laws that directly target the terms of a private contract; that provision, however, does not prohibit the State from taking action under the police power that only incidentally affects the subject matter of the contract. The federal provision relies on a multi-factor balancing test to determine whether an impairment is justified by the government's exercise of its police power.

-----------------
(1) Section 39.307, entitled "True-Up," provides:

     A financing order shall include a mechanism requiring that transition charges be reviewed and adjusted at least annually, within 45 days of the anniversary date of the issuance of the transition bonds, to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

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  1. THE TEXAS CONSTITUTION'S CONTRACT CLAUSE

     Article I, Section 16 of the Texas Constitution provides that "[n]o . . . law impairing the obligation of contracts . . . shall be made." That provision applies in different ways to two types of contracts: (1) contracts between private parties ("private contracts"); and (2) contracts between a private party and the State of Texas ("state contracts").


     a. PRIVATE CONTRACTS

     The contractual obligations between private parties - including those between a creditor and debtor - may not be "impaired" by an act of the legislature. TEX. CONST. art. I Section 16; see Travelers Ins. Co. v. Marshall, 76 S.W.2d 1007 (Tex. 1934). While the Texas Supreme Court has not defined with precision what constitutes an "impair[ment of] the obligation of contracts," Langever v. Miller, 76 S.W.2d 1025, 1029-35 (Tex. 1934) (quoting cases and other authorities), that court has understood an "impairment" generally to be a legislative act that "nullifies that portion of the contract, read in the light of the then existing statute, which entitled" a party to a right under the contract. Id. at 1029. More particularly, the Texas Supreme Court has distinguished legislation having only "incidental effects" on contracts from legislation "specifically directed at the terms of a contract." Barshop v. Medina County Underground Water Conservation Dist., 925 S.W.2d 618, 634 (Tex.
1996). When the legislature passes a statute of the former type, it does not violate the Texas Constitution so long as it is "a valid exercise of the police power necessary to safeguard the public safety and welfare." Id. at 635. But when the legislature enacts a statute specifically directed at the terms of a contract, it violates the Texas Contract Clause.

     Although the case law delineating those two types of legislation is far from comprehensive,(2) three decisions offer guidance. The first is Travelers Ins. Co. v. Marshall, 76 S.W.2d 1007 (Tex. 1934). The legislation at issue in that case was a "moratorium act" that delayed banks' recourse in collecting collateral property upon borrower default; the contract at issue was the loan agreement between the bank and the borrower. 76 S.W.2d at 1008-09. The Texas Supreme Court held that the act violated the Texas Contract Clause. Describing its holding in broad terms, the Texas Supreme Court declared that any law impairing the obligation of a contract is unconstitutional, regardless of the emergency conditions that the legislature might cite to justify the impairment. Id. at 1011. "The limitation thus imposed is emphatic, unambiguous and without exception; it applies alike to all contracts and protects all obligations of contracts from destruction or impairment by subsequent legislation." Id.

     Three years later, the U.S. Supreme Court decided Henderson Co. v. Thompson, 300 U.S. 258 (1937), in which the court applied the Texas Contract Clause and interpreted

-----------------
(2) In 1996, the Texas Supreme Court noted that it had not considered the scope of the Contract Clause in the preceding sixty-two years. See Barshop, 925 S.W.2d at 634.

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Travelers.(3) In Henderson, the challenged legislation regulated the natural gas industry: It defined "sweet" and "sour" gas; it prohibited certain uses of sweet gas; and it prohibited the extraction of sweet gas from particular sources. Id. at 260. The plaintiff's gas wells were classified as "sweet gas," and the extraction of the gas was therefore prohibited. Id. at 261. Plaintiff alleged that the legislation impaired two sets of contracts: (1) contracts between a gas processing plant and its suppliers for the receipt of sweet gas; and (2) contracts between the processing plant and its customers for the delivery of sweet gas residue. 300 U.S. at 266. The U.S. Supreme Court held that the state statute did not impair the contracts because it was not "specifically directed against the terms of the contract." Id. at 266. Rather, the court concluded, the legislation "deal[t] merely with the use of an article of commerce; and its effect upon contracts [wa]s incidental." Id. The U.S. Supreme Court noted that "the Constitution of the State of Texas has never been held to avoid a police statute dealing directly with physical things in the interest of the public welfare, and touching contractual relationships only incidentally as they may have attached to those physical things prior to the passage of the statute." Id. (internal quotation marks omitted). The U.S. Supreme Court distinguished the facts before it from those in Travelers on the same ground: In Travelers, the challenged law directly regulated the enforcement of contracts, whereas in Henderson the challenged law regulated only the articles of commerce at issue in the contracts and not the terms of the contracts themselves.

     Returning to the issue more recently in Barshop, 925 S.W.2d at 634, the Texas Supreme Court ratified the reasoning of Henderson. In Barshop, the State had enacted legislation regulating the extraction of water from Texas's Edwards Aquifer. The plaintiffs - two county water conservation districts, a cattle raisers organization, a cattle company, and a private individual - alleged that the act violated the Texas Contract Clause. They argued that the law impaired the obligation of contracts between suppliers of potable water who drew their water from the aquifer and the customers of those suppliers, because the new Texas law threatened the ability of the suppliers to satisfy their customers' contractual demands. See Findings of Fact and Conclusions of Law, Medina County Underground Water Conservation Dist. v. Barshop, No. 95-08-13471-CV at Paragraph 323 (Dist. Ct. of Medina County, Dec. 18, 1995). The Texas Supreme Court rejected that claim, holding that the obligation was not unconstitutionally impaired "because the Act [was] a valid exercise of the police power necessary to safeguard the public safety and welfare," and the law was not directly aimed at the terms of the contract. 925 S.W.2d at 634-35.

     Taken together, Barshop, Henderson, and Travelers indicate that legislation that substantially modifies the terms of a private contract to which the State is not a party, or that materially delays the recourse available to parties of the contract, would constitute a violation of the Texas Contract Clause. Here, Texas authorized Transition Bond issuers to include the State's

-----------------
(3) The Supreme Court reviewed the legislation under the Texas Constitution as well as under several provisions of the U.S. Constitution. 300 U.S. at 261. The Texas Supreme Court has stated that the U.S. Supreme Court's interpretation of the State Constitution is not binding on Texas state courts, although the U.S. Supreme Court's analysis has been viewed as persuasive. See, e.g., Barshop, 925 S.W.2d at 634-35 ("While the Supreme Court's decision in Henderson was not controlling on Texas courts, several courts of appeals have noted its holding in concluding that an exercise of the police power necessary to safeguard the public safety and welfare can justify the impairment of contractual rights and obligations.").

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pledge not to "reduce, alter, or impair the transition charges" in bond documentation, and issuers included those terms in bond documentation. Any state action of a legislative character, including the repeal or amendment of the securitization provisions of the Electric Choice Plan, that a court would determine violates the Pledge in a manner that substantially reduces, alters or impairs the value of the Transition Property or substantially reduces, alters or impairs the Transition Charges, would contravene Section 39.310, and as such would constitute an act specifically directed at a term of the contract. Such an act would be directed specifically at the Pledge as reproduced in the Transition Bonds, contract terms the State had authorized by legislation.


     b. STATE CONTRACTS

     The Pledge itself may also constitute a binding contract between the State of Texas and the issuers and holders of Transition Bonds. In enacting the legislation, not only did the State of Texas pledge that it would not interfere with the Transition Bonds, but it also authorized "any party issuing transition bonds" to include that Pledge in the bonds and in associated agreements. TEX. UTIL. CODE. ANN. Section 39.310. As described in detail below, see infra pp. 11-13, the U.S. Supreme Court has found that, for the purposes of the Federal Constitution, a statute may constitute a binding contractual obligation with private parties despite "the presumption . . . that a law is not intended to create private contractual or vested rights but merely declares a policy to be pursued until the legislature shall ordain otherwise." Nat'l R.R. Passenger Corp. v. Atchison, Topeka & Santa Fe Ry. Co., 470 U.S. 451, 466 (1985) (internal quotation marks omitted); see also U.S. Trust Co. v. New Jersey, 431 U.S. 1, 17-18 & n.14 (1977) (noting that parties stipulated that the state legislation at issue constituted a contractual obligation of the State). Consistent with the analysis below, see infra pp. 11-13, Section 39.310 of PURA may convey an intent to bind the State of Texas contractually. Section 39.310 does not merely contain a Pledge from the State of Texas. It also authorizes the inclusion of the Pledge in specified contracts, expressly incorporating Texas's promises and obligations into those contracts.

     The Texas Supreme Court has not specifically addressed whether PURA or similar laws should be construed as binding contractual obligations. But two illustrative cases suggest that the Texas Supreme Court may hold that they are. See Morris & Cummings v. Texas, 62 Tex. 728, 1884 WL 8989 at *11-*12 (Tex.
1884); Basset v. City of El Paso, 30 S.W. 893, 895 (Tex. 1895). In Morris & Cummings, Morris & Cummings had contracted with the city of Corpus Christi in 1872 to collect tolls on behalf of the city. 1884 WL at *11. In 1873, the State of Texas re-incorporated Corpus Christi with legislation that explicitly "recognized previous [city ordinances and contracts] as valid and binding contracts between the city and Morris & Cummings, who had acted under and availed themselves of [the provisions of said ordinances and contracts]." 1884 WL at * 6. In 1875, the State of Texas repealed the act incorporating Corpus Christi, purportedly extinguishing the city's contracts with Morris & Cummings. The Texas Supreme Court held that, although "[t]he power of the legislature to alter or repeal an act chartering a municipal corporation is undoubted," id. at *11, the State could not repeal the 1875 charter in such a way as would effectively extinguish the contractual agreement

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between Morris & Cummings and the city, id. at *12-*13. The State was obligated not "to absolve [the municipality] from its liabilities to creditors . . . ."
Id. at *12.

     In Basset, the city of El Paso had issued bonds to fund its waterworks. 30 S.W. at 894. The city council passed an ordinance "creat[ing] a special fund, in the city treasury, to be known as the waterworks bonds sinking fund," to repay the bonds, and levying property taxes to raise the necessary revenue. Id. The court held that city officials had authority to levy the tax. One reason given by the Texas Supreme Court was that "[t]he bonds, when issued, would be based upon and relate back to this order providing for the interest and sinking fund, and the order would be part of the contract between the city and the holder of the bonds." Id. at 895 (emphasis added). Because the tax was an implicit obligation in the bond contract, a "[bond]holder could compel the levy of a sufficient tax" if the city failed to do so of its own volition. Id.

     Thus, in Basset and Morris & Cummings, the Texas Supreme Court recognized that legislation providing funding, authorization, and support for particular contractual relationships cannot be repealed if it will impermissibly impair contractual obligations. Regrettably, Basset and Morris & Cummings are not of recent vintage; each is more than 100 years old. In addition, they are factually distinguishable from the legislation at issue here. In both of those cases, there were written contracts executed by a governmental entity, and the statutory promise was held to be incorporated into that governmental agreement. Here, by contrast, there is no explicit contractual instrument executed by a governmental entity to which the Pledge might be appended. Texas did, however, authorize the Issuer and Bondholders to include Texas's Pledge in their agreements. That is evidence that the State of Texas intended its Pledge to become an enforceable part of those agreements, much as the charter became part of the contract between the city and the contractor in Morris & Cummings, and as the property-tax ordinance became part of the contract between the city and bondholders in Bassett.

     c. CONCLUSION: AVAILABILITY OF INJUNCTIVE AND DECLARATORY RELIEF

     Based on our analysis of relevant judicial authority, as set forth above, and subject to all of the qualifications, limitations and assumptions (including the assumption that any impairment would be "substantial") set forth in this letter, it is our opinion that a reviewing court would conclude (i) that the State Pledge creates a binding contractual obligation of the State of Texas for purposes of the Texas Contract Clause and (ii) unless the State's action is a reasonable exercise of its sovereign powers and is of a character reasonable and appropriate to the public purpose justifying such action, provides a basis upon which the Bondholders (or the Trustee acting on their behalf) could challenge successfully, under the Texas Contract Clause, the constitutionality of any action by the State (including the Commission) of a legislative character, including the repeal or amendment of the securitization provisions of the Electric Choice Plan, that a court would determine violates the Pledge in a manner that substantially reduces, alters or impairs the value of the Transition Property or substantially reduces, alters or impairs the Transition Charges.
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     If Texas legislation did violate the Texas Contract Clause, then the parties to the contract could obtain an injunction prohibiting state executive branch officials from enforcing the legislation. See Travelers, 76 S.W.2d at 1008; Dir. of Dept. of Agric. and Env't v. Printing Indus. Ass'n of Texas, 600 S.W.2d 264, 265-66 (Tex. 1980). The complainants could, in the alternative, secure a declaratory judgment that the State's actions violated the Texas Contract Clause. "Private parties may seek declaratory relief against state officials who allegedly act without legal or statutory authority. . . . This is because suits to compel state officers to act within their official capacity do not attempt to subject the State to liability. . . . Therefore, certain declaratory-judgment actions against state officials do not implicate the sovereign-immunity doctrine." Texas Natural Res. Conservation Comm'n v. IT-Davy, 74 S.W.3d 849, 855 (Tex. 2002) (citations omitted).(4)

     The entry by a court of an injunction to enjoin an impairment would be subject to a showing that (1) immediate and irreparable harm would occur if the injunction does not issue, (2) the claim for relief is based upon an established legal right, (3) there is no adequate remedy at law, (4) the equities preponderate in favor of the moving party, and (5) there has been a violation of the Texas Contract Clause and such action is not necessary to further a significant and legitimate public purpose. The availability of such injunctive relief would be further subject to the discretion of the courts: "The decision to grant or deny a temporary injunction lies in the sound discretion of the trial court, and the court's grant or denial is subject to reversal only for a clear abuse of discretion." Walling v. Metcalfe, 863 S.W.2d 56, 58 (Tex. 1993) (citing State v. Walker, 679 S.W.2d 484 (Tex. 1984)). Whether to provide declaratory relief is likewise subject to the courts' discretion: "A trial court has discretion to enter a declaratory judgment so long as it will serve a useful purpose or will terminate the controversy between the parties." Bonham State Bank v. Beadle, 907 S.W.2d 465, 468 (Tex. 1995). We note that, to the extent that any impairment also constitutes a "taking" under the Texas or Federal Takings Clauses so as to require the State to pay just compensation, see infra Part B ("The Takings Clauses"), the availability of such compensation might constitute an adequate remedy at law and equitable relief and declaratory relief might be unavailable. Cf. Ruckelshaus v. Monsanto Co., 467 U.S. 986, 1016
(1984).

  2.  THE FEDERAL CONSTITUTION'S CONTRACT CLAUSE


-------------------------
(4) The phrase "certain declaratory-judgment actions" refers to those that, in substance or effect, do not seek to establish the State's monetary liability under a contract. As the Texas Supreme Court explained in Federal Sign v. Texas Southern University, "we distinguish suits to determine a party's rights against the State from suits seeking damages. A party can maintain a suit to determine its rights without legislative permission." 951 S.W.2d 401, 404 (Tex. 1997), cited in IT-Davy, 74 S.W.3d at 856. Suits that would have the practical effect of extracting money damages from the State for breach of contract can only be filed pursuant to Texas's "comprehensive schemes that allow contracting parties to resolve breach-of-contract claims against the State." Id. at 857 (citing TEX. CIV. PRAC. & REM. CODESS.107.001; TEX. GOV'T CODESS.SS.2260.001-.108). Because a Contract Clause claim against state executives seeking to enjoin the enforcement of an impairment of contract would not, in name or in effect, impose financial obligations on the State, such a claim would not be governed by the State's "comprehensive schemes."

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     The Federal Constitution also prohibits Texas from passing any law
"impairing the Obligation of Contracts." U.S. CONST. art. I Section 10. The Federal Contract Clause, like its Texas counterpart, operates differently on private contracts on the one hand and government contracts on the other. The U.S. Supreme Court has indicated that "impairments of a State's own contracts would face more stringent examination under the Contract Clause than would laws regulating contractual relationships between private parties," although "private contracts are not subject to unlimited modification under the police power." Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 244 n.15 (1978) (quoting U.S. Trust, 431 U.S. at 22-23) (citation and internal quotation marks omitted).

     a. PRIVATE CONTRACTS

     To prevail on a claim that federal legislation unconstitutionally impairs the obligation of a contract to which the State is not a party, the plaintiff must demonstrate that the statute alters contractual rights or obligations. Nat'l R.R., 470 U.S. at 1455. If there is an impairment, then the reviewing court must determine whether that impairment is substantial enough to constitute an unconstitutional impairment of the rights or obligations.

     In determining whether a law unconstitutionally impairs the obligations of a private contract, the courts consider a variety of factors. In Allied Structural Steel, supra, and Home Bldg. & Loan Ass'n v. Blaisdell, 290 U.S. 398
(1934), the U.S. Supreme Court explicitly weighed five such considerations: (1) Whether the law was enacted pursuant to an "emergency"; (2) whether the law was enacted to "protect a basic societal interest, not a favored group"; (3) whether the relief was "appropriately tailored to the emergency that it was designed to meet"; (4) whether the imposed conditions were "reasonable"; and (5) whether the legislation was limited to the duration of the emergency. Allied Structural Steel, 438 U.S. at 242 (citing Blaisdell, 290 U.S. at 434-447).

     The U.S. Supreme Court has since marshaled those considerations into a three-step test. See Energy Reserves Group, Inc. v. Kansas Power and Light Co., 459 U.S. 400 (1983). Courts first consider whether the state law operates as a substantial impairment of a contractual relationship. (For the purposes of this letter, we assume that the impairment is substantial.) Where there is a substantial impairment, the State must demonstrate that the regulation had a significant and legitimate public purpose. Once such a purpose is identified, courts will consider whether the regulation's adjustment of rights and responsibilities is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the measure's adoption. Id. at 411-13.

       i. LEGITIMATE PUBLIC PURPOSE

     If Texas were to pass legislation that substantially impairs contractual obligations, then courts would inquire whether "the adjustment of the rights and responsibilities is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the legislation's adoption." Energy Reserves Group, 459 U.S. at 412. Where the State is not a party to the contract, the court will "defer to legislative judgment as to the necessity and


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reasonableness of a particular measure." Id. at 413. "[T]he State . . . must have a significant and legitimate public purpose behind the regulation, such as the remedying of a broad and general social or economic problem." Id. at 411-12. The State must be acting pursuant to its "police power, rather than providing a benefit to special interests." Id. at 412.

     In judging necessity, the U.S. Supreme Court has considered the context in which the law was enacted. In Blaisdell, the state legislation was justified as a response to the lodestar of economic emergencies, the Great Depression. 290 U.S. at 242. In Allied Structural Steel, by contrast, the Court held that general concern about pensions was not by itself a sufficient emergency; nor had the government declared an official emergency. 438 U.S. at 249. Finally, in Energy Reserves Group, the Court noted that the Kansas statute at issue had been enacted to protect consumers from the escalation of natural gas prices caused by recent deregulation. 459 U.S. at 416-17. Judgment of this factor's application to hypothetical Texas legislation is impossible without knowledge of the context in which that legislation is passed; in any event, a more urgent context would receive greater deference from the courts than would a nonemergency.

     The U.S. Supreme Court has also considered, on the question of justification, whether the challenged law was passed to protect broad societal interests or merely to benefit some to the detriment of others. In Blaisdell, the Supreme Court approved a law treating all debtors and creditors alike. The statute had not been passed "for the mere advantage of particular individuals but for the protection of a basic interest of society." 290 U.S. at 445. (Notably, this assertion was largely a priori, and the opinion offered no further explanation.) In Allied Structural Steel, by contrast, the Supreme Court criticized a law that affected only some employers (those closing offices in Minnesota) and that took aim "only at those who had in the past been sufficiently enlightened as voluntarily to agree to establish pension plans for their employees." Id. at 249-250.


       ii. REASONABLENESS

     Finally, the conditions set by the law must be reasonable in light of their justification. In Blaisdell, the emergency-justified regulations regarding mortgage recourse were deemed "reasonable" because they did not wholly eviscerate mortgage obligations; rather, they merely extended the period for redemption following a foreclosure. Moreover, the act was not of indefinite duration, but was time-limited (albeit subject to extension). 290 U.S. at 446-48. In Allied Structural Steel, by contrast, the statute - which "impos[ed] a sudden, totally unanticipated, and substantial retroactive obligation upon the company to its employees" - "was not enacted to deal with a situation remotely approaching the broad and desperate emergency economic conditions of the early 1930's - conditions of which the Court in Blaisdell took judicial notice." 438 U.S. at 249. In Energy Reserves Group, the U.S. Supreme Court noted that the Kansas gas price caps applied to only a small amount of gas consumed in the State, and that the law reintroduced certainty to a market otherwise operating under "indefinite price escalator clauses." 459 U.S. at 418. Importantly, the court conducted that analysis "in light of the deference to which the Kansas Legislature's judgment is entitled." Id. If Texas were to enact

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legislation substantially impairing obligations of contract, then the courts would invalidate the legislation if it was unreasonable in relation to the conditions put forth to justify its enactment.


     b. STATE CONTRACTS

       i. EXISTENCE OF A CONTRACT

     To prevail on a claim that state legislation unconstitutionally impairs the obligation of a contract to which the State is a party, the plaintiff must first demonstrate the existence of such a contract. As noted above, supra p. 7, courts have held that, "absent some clear indication that the legislature intends to bind itself contractually, the presumption is that 'a law is not intended to create private contractual or vested rights but merely declares a policy to be pursued until the legislature shall ordain otherwise.'" Nat'l R.R. Passenger Corp., 470 U.S. at 465-66 (quoting Dodge v. Bd. of Educ., 302 U.S. 74, 79
(1937)). "Policies, unlike contracts, are inherently subject to revision and repeal, and to construe laws as contracts when the obligation is not clearly and unequivocally expressed would be to limit drastically the essential powers of a legislative body." Id. at 466. National Railroad identified two principal considerations in determining whether a legislative act creates a contractual obligation.

     First, if the legislation "provides for the execution of a written contract on behalf of the state, then the case for an obligation binding upon the state is clear. Absent an adequate expression of an actual intent of the state to bind itself," however, the finding of a contract is less likely. Nat'l R.R., 470 U.S. at 466-67 (internal quotation marks and citations omitted) (emphasis in original). PURA's Section 39.310, detailing the State's Pledge, authorizes parties to execute written contracts incorporating the Pledge, but whether that suffices to manifest the State's intent to "bind" itself is less obvious.
Section 39.310 maintains that "[t]ransition bonds are not a debt or obligation of the state" - a statement that appears to disclaim governmental financial liability for the bonds themselves. But to say that Texas did not bind itself, by contractual obligation, to make payment on or financially backstop Transition Bonds is not the same as to say that the State did not bind itself to not enact countervailing legislation. In Section 39.310, the State expressly "pledges . . .. for the benefit and protection" of bondholders and electric utilities, "that it will not take or permit" countervailing legislation. That statement is, by its terms, a promise. And the State evinced its intent for parties to rely on the promise when ordering their affairs by authorizing the Pledge's inclusion in specified contracts, albeit ones to which the State is not a signatory.

     The text of Section 39.310 of PURA compares favorably with the legislation at issue in National Railroad. Indeed, in authorizing inclusion of the Pledge in contracts and thereby outlining the terms on which private parties may execute contracts, Texas included none of the express reservations found in the statute at issue in National Railroad. For example, in National Railroad, the U.S. Supreme Court noted that, "lest there be any doubt . . . Congress 'expressly reserved' its rights to 'repeal, alter, or amend the Act at any time.'" Id. at
467. In marked contrast, Texas issued no such reservation in PURA and, indeed, "pledge[d]," for the "protection" of parties, to "not take or permit" any actions impairing the Transition Bond

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contracts. TEX. UTIL. CODE ANN. Section 39.310. That language weighs in favor of finding a binding contractual obligation on the State. Indeed, it is similar to the language conceded to create a contractual obligation in U.S. Trust. Unlike the statute construed in National Railroad, the Texas Pledge expressly uses the word "pledge" in its assurance. The language indicates the State's intent to be bound vis-a-vis any holders of transition bonds and supports the conclusion that the Pledge constitutes a contractual relationship between the State and the Bondholders.

     Second, National Railroad suggests that an "atmosphere of pervasive prior regulation" weighs against finding a contract. 470 U.S. at 468-69. In that case, however, the atmosphere was explicitly reinforced by express reservation of the power to repeal. Id. at 469. The Texas Pledge here has no such express reservation and actually promises that "the state will not take or permit any action that would impair the value of transition property, or . . . reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties . . . ." TEX. UTIL. CODE. ANN. Section 39.310 (emphasis added). An "atmosphere of pervasive prior regulation" may weigh against the reasonable expectation that further regulation is not forthcoming. But the Texas Pledge's strong statement appears specifically designed to disavow and forestall the expectation of further regulation that would interfere with the collection of charges financing the Transition Bonds (e.g., reducing, altering, or impairing the transition charges), or that would otherwise substantially impair the value of Transition Property.(5)


       ii. RESERVED-POWERS DOCTRINE

     Assuming a contract and legislation that substantially impairs the obligation of that contract, the contract would not be enforceable if it purported to "bargain[] away" the "reserved powers" of the State. U.S. Trust, 431 U.S. at 23. That is, even if Texas intended to be contractually bound, it must be within the State's power to create that obligation. Generally speaking, while a State can "contract[] away" its power to tax and spend in the future, it cannot do the same with its power of eminent domain or its police power. Id. at 23-24 & n. 21. Regulation of utilities is one of the police powers of the States. Pacific Gas & Elec. v. State Energy Resources Conservation & Dev. Comm'n, 461 U.S. 190, 206 (1983).

     In our opinion, the Pledge does not constitute an impermissible attempt to "contract away" the police power of the State of Texas. The State has merely pledged not to reduce, alter, or impair the transition charges that will fund repayment of the Transition Bonds or


-------------------------

(5)The U.S. Supreme Court has, in other contexts, found binding contractual obligations, but it has done so under circumstances materially different from those here. In one of those cases, the obligation was appended to another existing contract between a state government and the complaining party. See State of Indiana ex rel. Anderson v. Brand, 303 U.S. 95 (1938) (holding that state Tenure Act created binding contractual obligations enforceable by teachers with contractual relationships with public schools). In another case, the U.S. Supreme Court held that a general act modifying corporate charters constituted a contractual relationship, but there the legislation provided that it would "shall not go into effect or be binding upon [a] company until the said company
.. . . shall have signified its assent hereto . . . ." New Jersey v. Yard, 95
U.S. 104, 110 (1887). In effect, the State had given private parties the power to "accept" its "offer." See also U.S. Trust Co. of N.Y. v. New Jersey, 431 U.S. 1, 17 (1976) (noting that parties conceded that legislation created a contractual obligation).

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impair the value of the Transition Property, which presumably includes the right to impose and collect charges under the terms of the Financing Order. Health and safety regulations regarding the transmission of electricity going forward will not affect these charges. Nor can the Pledge be read as contracting away any power to regulate the safety of utility properties. Therefore, the reserved-powers doctrine would not preclude a court from holding that violation of the terms of the Pledge constitutes an unconstitutional violation of the Contract Clause of the United States Constitution.

     c. CONCLUSION: AVAILABILITY OF INJUNCTIVE AND DECLARATORY RELIEF

     Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions (including the assumption that any impairment would be "substantial") set forth in this letter, that a reviewing court would conclude that the State Pledge (i) creates a binding contractual obligation of the State of Texas for purposes of the Federal Contract Clause and (ii) unless the State's action is a reasonable exercise of its sovereign powers and is of a character reasonable and appropriate to the public purpose justifying such action, provides a basis upon which the Bondholders (or the Trustee acting on their behalf) could challenge successfully, under the Federal Contract Clause, the constitutionality of any action by the State (including the Commission) of a legislative character, including the repeal or amendment of the securitization provisions of the Electric Choice Plan, that a court would determine violates the pledge in a manner that substantially reduces, alters or impairs the value of the Transition Property or substantially reduces, alters or impairs the Transition Charges.

     If Texas legislation did violate the Federal Contract Clause, then holders and issuers of Transition Bonds could file suit in federal court against the governor or other state executive officers responsible for enforcing the unconstitutional legislation, requesting injunctive relief to prevent enforcement of the new measure. Ex Parte Young, 209 U.S. 123, 159-60 (1908). In order to obtain injunctive relief, the plaintiff must also show that enforcement of the unconstitutional legislation is imminent. Morales v. TWA, 504 U.S. 374, 381 (1992).(6) The provision of injunctive relief would be subject to judicial discretion, and would be subject to a showing that (1) immediate and irreparable harm would occur if the injunction does not issue, (2) the claim for relief is based upon an established legal right, (3) there is no adequate remedy at law, and (4) the equities preponderate in favor of the moving party. See supra p. 9. In addition, declaratory relief would be available subject to the court's discretion. 28 U.S.C. Section 2201; Wilton v. Seven Falls Co., 515 U.S. 277, 282-83 (1995). Finally, as noted above, supra p. 9, the availability of injunctive and declaratory relief might be limited where the State's actions


-------------------------
(6)The complainants would not be able to sue the State of Texas for damages resulting from the Federal constitutional violation, because the State would be immune from suit under the 11th Amendment to the United States Constitution. See, e.g., North Carolina v. Temple, 134 U.S. 22, 25, 30 (1890) (holding that North Carolina enjoys sovereign immunity from claimed violation of federal Contract Clause) (citing Ex Parte Ayers, 123 U.S. 443 (1887)). The complainants, however, would be able to sue individual officers for injunctive relief under Ex Parte Young.

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constitute an unconstitutional "taking" for which the aggrieved party can recoup money damages at law.

   3. CONCLUSION: THE FEDERAL AND TEXAS CONSTITUTIONS' CONTRACT CLAUSES

     Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions (including the assumption that any impairment would be "substantial") set forth in this letter, that a reviewing court would conclude that (i) the Pledge creates a binding contractual obligation of the State of Texas for purposes of the Federal Contract Clause and the Texas Contract Clause, and (ii) the Pledge provides a basis upon which the Bondholders (or the Trustee acting on their behalf) could challenge successfully, under the Federal Contract Clause and the Texas Contract Clause, the constitutionality of any action by the State (including the Commission) of a legislative character, including the repeal or amendment of the securitization provisions of the Electric Choice Plan, that a court would determine violates the Pledge in a way that substantially reduces, alters or impairs the value of the Transition Property or substantially reduces, alters or impairs the Transition Charges, prior to the time that the Transition Bonds are fully paid and discharged, unless the action is a reasonable exercise of the State's sovereign powers and is of a character reasonable and appropriate to the public purpose justifying such action.

B.  THE TAKINGS CLAUSES

     Because the Texas Takings Clause largely has been assumed to be coextensive with the Federal Takings Clause, see infra p. 18 (citing, inter alia, Sheffield Dev. Co. v. City of Glenn Heights, 140 S.W.3d 660, 669 (Tex. 2004)), we begin with a review of the Federal Takings Clause.

   1. THE FEDERAL CONSTITUTION'S TAKINGS CLAUSE

     The Takings Clause of the Fifth Amendment to the United States Constitution states: "nor shall private property be taken for public use, without just compensation." That provision is made applicable to the States via the Fourteenth Amendment. Webb's Fabulous Pharmacies v. Beckwith, 449 U.S. 155
(1980). The Takings Clause covers both tangible and intangible property. Ruckelshaus, 467 U.S. at 1003. Outside of a limited category of "per se" regulatory takings, challenges to legislation pursuant to the Takings Clause are essentially decided on an ad hoc factual basis. Penn Central Transp. Corp. v. New York, 438 U.S. 104, 124 (1978); Ruckelshaus, 467 U.S. at 1005.

     a. EXISTENCE OF PROPERTY RIGHTS

     Whether the enactment of legislation that repeals, amends, or modifies the provisions of the Electric Choice Plan providing for, authorizing, or supporting the collection of charges financing the Transition Bonds, or that otherwise substantially impairs the value of Transition Property, in violation of the Pledge, constitutes an unlawful "taking" turns primarily on whether a court would conclude that "property" has been appropriated by the government.

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The Supreme Court has stated broadly that "contracts . . . are property and create vested rights" for the purposes of the Takings Clause. Lynch v. United States, 292 U.S. 571, 577 (1934). It has clarified more recently, however, that "the fact that legislation disregards or destroys existing contractual rights does not always transform the regulation into an illegal taking." Connolly v. Pension Benefit Guar. Corp., 475 U.S. 211, 224 (1986). "Contracts may create rights of property, but when contracts deal with a subject matter which lies within the control of Congress, they have a congenital infirmity. Parties cannot remove their transactions from the reach of dominant constitutional power by making contracts about them." Id. at 223-24.

     To determine whether a property right has been unconstitutionally invaded, the U.S. Supreme Court has focused on three factors of "particular significance": (1) "the economic impact of the regulation on the claimant"; (2) "the extent to which the regulation has interfered with distinct investment-backed expectations"; and (3) "the character of the governmental action." Connolly, 475 U.S. at 225 (quoting Penn Central, 438 U.S. at 124).

     In Connolly, Congress enacted a requirement that employers pay a fixed and certain amount to the Pension Benefit Guaranty Corporation to cover the company's "unfunded vested benefits." 475 U.S. at 211. The plaintiffs, a group of employers, sued on the grounds that, because the terms of the trust agreements that they had executed with their employees required the employers to pay a lesser contribution, the new federal requirements of additional payments impaired the employers' rights under the trust agreements. Id. at 217-20. Although the U.S. Supreme Court acknowledged that the legislation "completely deprives" employers of the additional funds that they would now have to pay to satisfy the statutory requirement, 475 U.S. at 225-26, it noted that pension plans were long the subject of extensive government oversight: "Those who do business in the regulated field cannot object if the legislative scheme is buttressed by subsequent amendments to achieve the legislative end." Id. at 227 (quoting FHA v. The Darlington, Inc., 358 U.S. 84, 91 (1958)). Consequently, those operating in an area subject to pervasive government regulation generally cannot have a reasonable investment-backed expectation that regulations will not change. Id. The U.S. Supreme Court further observed that the government, in passing the challenged legislation, did not "physically invade or permanently appropriate any of the employer's assets for its own use." Id. at 225.

     In United States v. Security Industrial Bank, 459 U.S. 70 (1982), the U.S. Supreme Court considered a challenge to a bankruptcy reform statute. The creditor plaintiffs argued that the bill's modification of a bankruptcy law - allowing debtors to avoid pre-modification liens on debtor property - constituted an unconstitutional "taking" of the creditors' property rights in the liens. Although the government's action involved no physical occupation of the plaintiffs' property, the U.S. Supreme Court stressed that "[t]he total destruction by the government of all compensable value of these liens, which constitute compensable property, has every possible element of a Fifth Amendment taking and is not a mere consequential incidence of a valid regulatory measure." Id. at 77. To avoid this apparent constitutional infirmity, the U.S. Supreme Court construed the legislation as applying only to lien interests vesting after the legislation took effect. 475 U.S. at 82.

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     It is our opinion that the enactment of legislation that repeals, amends, or modifies the provisions of the Electric Choice Plan providing for, authorizing, or supporting the collection of charges financing the Transition Bonds, or that otherwise substantially impairs the value of Transition Property, without just compensation, would be deemed an unconstitutional taking of property akin to that in Security Industrial Bank if the act appropriates a substantial property interest of the Bondholders in the bondable Transition Property and deprives the Bondholders of their reasonable expectations arising from their investments in the Transition Bonds. That conclusion is based primarily on the application of the second of the three Connolly factors, "the extent to which the regulation has interfered with distinct investment-backed expectations." The enactment of such legislation would levy retroactive burdens on the contracting parties despite clear "investment-backed" expectations - expectations specifically promoted and endorsed by the Texas legislature in promulgating the Pledge and in encouraging contracting parties to include the Pledge in Transition Bond documentation. That the Texas legislature made the Pledge "for the benefit and protection" of utilities and financing parties makes the expectations of those parties all the more reasonable.

     The first of the Connolly factors - "the economic impact of the regulation on the claimant" - would also favor holders and issuers of Transition Bonds where, as is assumed for present purposes, the modification of relevant portions of the Electric Choice Plan is substantial and the act appropriates a substantial property interest of the Bondholders in the bondable Transition Property and deprives the Bondholders of their reasonable expectations arising from their investments in the Transition Bonds. If Texas were to enact legislation that repeals, amends, or modifies the provisions of the Electric Choice Plan providing for, authorizing, or supporting the collection of charges financing the Transition Bonds, or that otherwise substantially impairs the value of Transition Property, then the economic impact on bondholders would be great.

     The third Connolly factor - the character of the government's action - does not appear significant. There is no actual physical invasion of property. But actual physical invasion of the property is not a necessary condition to a successful takings claim.

     b. ENFORCEMENT OF THE "JUST COMPENSATION" PROVISION

     An aggrieved property owner generally may not claim a violation of the U.S. Constitution's Takings Clause until after attempting to recover compensation through state processes. "The Fifth Amendment does not require that compensation precede the taking." Ruckelshaus, 467 U.S. at 1016. Injunctions are not available against a state government to remedy an alleged Takings Clause violation when a suit for compensation can be brought against the sovereign after the taking. Id.; see Williamson County Regional Planning Comm'n v. Hamilton Bank of Johnson City, 473 U.S. 172, 194-95 (1985). Because Texas provides for "inverse condemnation" proceedings by aggrieved property owners - even in the case of nonphysical "regulatory takings," Tower of Flower Mound v. Stafford Estates Ltd. P'ship, 135 S.W.3d 620, 645-46 (Tex. 2004) - a federal cause of action may not arise until the aggrieved property owner has requested compensation from the State and resort to that process failed to

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"yield just compensation." Ruckelshaus, 467 U.S. at 1013 (quoted in Williamson
County, 473 U.S. at 195). To the extent that Texas's inverse condemnation procedure is unavailable or inadequate, however, a federal claim could be brought. 473 U.S. at 196-97.(7)

     The case law does not clearly indicate whether, if a federal suit claiming compensation under the Federal Takings Clause is brought directly against the State of Texas, the State can assert sovereign immunity. Although the Texas Supreme Court has held that Texas has waived its sovereign immunity against Takings Clause claims under the Texas Constitution, Steele v. City of Houston, 603 S.W.2d 786, 791 (1996), a State's waiver of sovereign immunity in one forum or against one class of claims cannot necessarily be construed to be a waiver of sovereign immunity in other forums or against other claims. According to the U.S. Supreme Court, "[t]he government cannot be sued, except with its own consent. It can declare in what court it may be sued, and prescribe the forms of pleading and the rules of practice to be observed in such suits. It may restrict the jurisdiction of the court to a consideration of only certain classes of claims against the [the government]." McElrath v. United States, 102 U.S. 426, 440 (1880); see also West v. Gibson, 527 U.S. 212, 226 (1999) (Kennedy, J., dissenting). The U.S. Supreme Court, however, has noted uncertainty as to whether a State's declaration of sovereign immunity against a federal takings claim would have effect. City of Monterey v. Del Monte Dunes at Monterey, Ltd., 526 U.S. 687, 713-714 (1999) (assuming arguendo that "the sovereign immunity rationale retains its vitality in cases where [the Fifth] Amendment is applicable"). Nonetheless, the enforcement of legislation that effects a taking could be enjoined by a suit against state officers if monetary relief were unavailable, subject to the five considerations set forth above. See supra p. 9. Thus, to the extent that there is a taking without just compensation and just compensation is unavailable through state (or federal) procedures, aggrieved bondholders and issuers could seek to enjoin enforcement of the state legislation by suing individual officers under Ex Parte Young and 42 U.S.C.
Section 1983.

     c. CONCLUSION

     Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions set forth in this letter, that, under the Federal Takings Clause, a reviewing court would hold that the State would be required to pay just compensation to Bondholders if the State's repeal or amendment of the Electric Choice Plan or other action in violation of the Pledge constitutes a permanent appropriation of a substantial property interest of the Bondholders in the bondable Transition Property and deprives the Bondholders of their reasonable expectations arising from their investments in the Transition Bonds. There can be no assurance, however, that any such award of just compensation would be sufficient to pay the full amount of principal of and interest on the Transition Bonds.

   2. THE TEXAS CONSTITUTION'S TAKINGS CLAUSE


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(7)As noted above, Texas has established procedures for obtaining compensation.

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     Article I, Section 17 of the Texas Constitution provides that "[n]o person's property shall be taken, damaged or destroyed for or applied to public use without adequate compensation being made, unless by the consent of such person." The Texas Supreme Court does not appear to have decided whether the protections of the Takings Clauses of the Federal and Texas Constitutions are coextensive. In a number of recent cases, however, that court has assumed that the clauses are equivalent. Tower of Flower Mound, 135 S.W.3d at 630-31; Sheffield Dev. Co. v. City of Glenn Heights, 140 S.W.3d 660, 669 (Tex. 2004); City of Austin v. Travis County Landfill Co., 73 S.W.3d 234, 238-39 (Tex. 2002); Mayhew v. Town of Sunnyvale, 964 S.W.2d 922, 932 (Tex. 1998).

     Under the Texas Takings Clause, all property is subject to the valid exercise of the police power and compensation is generally not required for incidental losses. City of College Station v. Turtle Rock Corp., 680 S.W.2d 802, 804 (Tex. 1984). However, if a governing body, in the exercise of its police power, enacts a regulation that goes "too far" in the regulation of private property, then that governing body may be held to have taken property pursuant to its power of eminent domain, requiring that the government pay compensation to the owner. Id.

     a. THE EXISTENCE OF PROPERTY RIGHTS

     Several Texas courts of appeals have expressed doubt that the Texas Takings Clause covers the deprivation of rights and interests not attached to real property. Bates v. Texas State Technical Coll., 983 S.W.2d 821, 826 n.8 (Tex. App.-Waco 1999, writ denied) ("In our search, we could find no cases that hold that 'property' applies to an individual's property interest in continued employment. Rather, our search indicated that 'property' as stated in the Texas constitution refers to real property."); De Mino v. Sheridan, 2004 WL 1794558 at *6 (Tex. App.-Houston (1 Dist.) 2004, no writ); De Mino v. Univ. of Houston, 2004 WL 2296131 at *4 (Tex. App.-Austin 2004, writ filed Mar. 30, 2005).

     But the Texas Supreme Court has held that a franchise is "property" protected by the Texas Takings Clause. Brazosport Sav. and Loan Ass'n v. American Sav. and Loan Ass'n 342 S.W.2d 747, 750 (Tex. 1961) (explaining that "[i]n character and nature a franchise is essentially in all respects property, and is governed by the same rules as to its enjoyment and protection and is regarded by the law precisely as other property"). A "franchise" is "a special privilege conferred by government upon an individual or organization which does not belong to the citizenry at large and in which activity one otherwise could not engage without the franchise." State of Texas v. Operating Contractors, 985 S.W.2d 646, 653 (Tex. App.-Austin 1999, writ denied) (summarizing Texas case law regarding franchises and the Takings Clause). In view of those cases, we believe that the Texas Supreme Court would consider a contract (like a franchise) to be "property" protected by the Texas Takings Clause.

     b. CONCLUSION: ENFORCEMENT OF THE "JUST COMPENSATION" PROVISION

     Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions set forth in this letter,

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that, under the Texas Takings Clause, a reviewing court would hold that the
State is required to pay just compensation to Bondholders if the State were to enact legislation that repeals, amends, or modifies the provisions of the Electric Choice Plan providing for, authorizing, or supporting the collection of charges financing the Transition Bonds, or that otherwise substantially impairs the value of Transition Property, where that legislation constitutes a permanent appropriation of a substantial property interest of the Bondholders in the bondable Transition Property and deprives the Bondholders of their reasonable expectations arising from their investments in the Transition Bonds.

     In the event of such a taking, the aggrieved party would seek damages through an inverse condemnation proceeding against the State. Tarrant Reg'l Water Dist. v. Gragg, 151 S.W.3d 546, 554 (Tex. 2004). The Texas Takings Clause is self-effectuating, as the Texas Supreme Court has recognized the existence of "a lawful cause of action under Section 17, Article I, of the Texas Constitution." Steele, 603 S.W.2d at 791. "The Constitution itself is the authorization for compensation for the destruction of property . . . ." Id. For that same reason, the court has authoritatively held, Texas waives its sovereign immunity against inverse condemnation suits under the Texas Takings Clause. Id. Injunctive relief is not available in advance of the unlawful taking where the property owner can sue for damages under inverse condemnation. Town of Flower Mound, 135 S.W.3d at 646.

    3. CONCLUSION: THE FEDERAL AND TEXAS CONSTITUTIONS' TAKINGS CLAUSES

     Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions set forth in this letter, that if it concludes that the Transition Property is protected by the Federal and Texas Takings Clauses, a reviewing court of competent jurisdiction would find a compensable taking if the State were to enact a law that, without paying just compensation to the bondholders
(i) permanently appropriates the Transition Property or denies all economically productive use of the Transition Property; or (ii) destroys the Transition Property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the Transition Property, if the law unduly interferes with the bondholders' reasonable investment backed expectations.

     There can be no assurance, however, that any award of compensation would be sufficient to pay the full amount of principal of and interest on the Transition Bonds.


                                 GENERAL MATTERS

     We note that judicial analysis of issues relating to the Federal Contract Clause, the Federal Takings Clause, the Texas Contract Clause, and the Texas Takings Clause, and the retroactive effect to be given to judicial decisions has typically proceeded on a case-by-case basis and that the courts' determinations, in most instances, are usually strongly influenced by the facts and circumstances of the particular case. We further note that there are no reported controlling

[BAKER BOTTS LOGO]
To Each Person Listed on
 the Attached Schedule I            - 21 -                     December 16, 2005

judicial precedents of which we are aware directly on point. Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances. Moreover, the application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court which is asked to apply them. We cannot predict the facts and circumstances which will be present in the future and may be relevant to the exercise of such discretion. The foregoing opinions are based upon our evaluation of existing judicial decisions and arguments related to the factual circumstances likely to exist at the time of a Federal Contract Clause, Federal Takings Clause, Texas Contract Clause, or Texas Takings Clause challenge to a law passed by the legislature; such precedents and such circumstances could change materially from those discussed above in this letter. Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions which we believe current judicial precedent supports. It is our and your understanding that none of the foregoing opinions is intended to be a guaranty as to what a particular court would actually hold; rather each such opinion is only an expression as to the decision a court should reach if the issue were properly prepared and presented to it and the court followed what we believe to be the applicable legal principles under existing judicial precedent. The recipients of this letter should take these considerations into account in analyzing the risks associated with the subject transaction.

     This letter is limited to the federal laws of the United States of America and to the laws of the State of Texas.

     This letter is being delivered solely for the benefit of the persons to whom it is addressed. We assume no obligation to update or supplement the opinions or statements expressed herein to reflect any facts or circumstances which may hereafter come to our attention with respect to such opinions or statements, including any changes in applicable law which may hereafter occur.

                               Very truly yours,

                               /s/ BAKER BOTTS L.L.P.

                                   SCHEDULE I


CenterPoint Energy Transition Bond Company II, LLC
1111 Louisiana, Suite 4655B
Houston, Texas  77002


CenterPoint Energy Houston Electric, LLC
1111 Louisiana
Houston, Texas  77002

Wilmington Trust Company
Rodney Square North
1100 North Market St.
Wilmington, DE 19890-0001
Attn:  Corporate Trust Administration

Standard & Poor's, a division of The McGraw-Hill Companies
Attention: Asset Backed Surveillance Department
55 Water Street
New York, New York  10041

Moody's Investors Service, Inc.
Attention: ABS Monitoring Department
99 Church Street
New York, New York  10007

Fitch, Inc.
Attention: ABS Surveillance
1 State Street Plaza
New York, New York  10004

Lehman Brothers Inc.
Credit Suisse First Boston LLC
Greenwich Capital Markets Inc.
c/o Lehman Brothers Inc.
745 7th Avenue
New York, NY  10019